Revolving Line of Credit	White Dental Supply, Inc. (Borrower)
dated August 19, 2009	Lynn Cole Capital Corporation (Lender)

REVOLVING LINE OF CREDIT PROMISSORY NOTE

$25,000	August 19, 2009

1.           FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, WHITE DENTAL SUPPLY, INC., a Nevada corporation (“Borrower”), hereby promises and agrees to pay to the order of LYNN-COLE CAPITAL CORPORATION, a Nevada corporation (“Lender”), the principal sum of TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) (the “Total Principal Amount”), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount outstanding under this Promissory Note (this “Note”) is less than the Total Principal Amount, together with interest at the rate of ten percent (10.00%) per annum on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid as hereinafter provided. Interest on the indebtedness evidenced by this Note shall be calculated on the basis of a three hundred sixty (360) day year.

2.           Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Total Principal Amount.  Until such time as Lender may be notified otherwise, Borrower hereby authorizes its president or any vice president to request Advances.  Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

3.           The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on December 31, 2011 (the "Maturity Date").  All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.  Borrower may prepay principal at any time without penalty.

4.           An Event of Default is defined as follows: (a) failure by the Borrower to pay amounts due hereunder within thirty (30) days of the Maturity Date; (b) any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) events of bankruptcy or insolvency.  Upon the occurrence of an Event of Default, Lender is required to provide Borrower with written notice of its belief an Event of Default has occurred.  Borrower shall have thirty (30) days from such notice to cure any default.

5.           Upon the occurrence of an Event of Default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind.  Lender may suspend or terminate any obligation it may have hereunder to make additional Advances.  To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Note.  No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity.  Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

6.           This Note shall evidence Borrower' s indebtedness for Advances from time to time made under a revolving credit line, which indebtedness may from time to time be decreased, increased, paid in full and then reborrowed.  Interest will accrue only from the date that Advances are made pursuant to the Note, and the liability of the undersigned is limited to the Principal Balance from time to time actually disbursed pursuant to such Note, plus unpaid interest actually accrued on such principal, plus any expenses or other charges as more fully provided in this Note and any other Loan Documents.  Lender shall, and is hereby authorized by Borrower to, endorse on Schedule A attached hereto and made a part hereof (or on a continuation of such schedule) an appropriate notation evidencing the date and amount of each Advance and any payments made thereon; provided, however, that the failure of Lender to make such a notation on this Note shall not affect any obligation of Borrower under this Note.  Any such notation shall be prima facie evidence as to the date, amount, and monthly payment of such Advance or payment.

Revolving Line of Credit	White Dental Supply, Inc. (Borrower)
dated August 19, 2009	Lynn Cole Capital Corporation (Lender)

7.           Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

8.           It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

9.           This Note has been executed under, and shall be construed and enforced in accordance with, the laws of the State of Arizona, except as such laws are preempted by applicable federal laws.  This Note has been entered into in Maricopa County, Arizona, and it shall be performable for all purposes in Maricopa County, Arizona.  Courts within the State of Arizona shall have jurisdiction over any and all disputes between Borrower and Lender, whether at law or in equity, and venue in any such dispute, whether in federal or state courts, shall be laid in Maricopa County, Arizona.  Borrower hereby consents to personal jurisdiction in Maricopa County and waives any rights it may have to be sued elsewhere.

10.           Borrower and Lender (by its acceptance hereof) hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among Borrower and such Lender arising out of or in any way related to this Note, and other loan document or any relationship between Lender and Borrower related to the loan.  This provision is a material inducement to the Lender of this Note to provide the financing described herein.

Revolving Line of Credit	White Dental Supply, Inc. (Borrower)
dated August 19, 2009	Lynn Cole Capital Corporation (Lender)

THIS NOTE, THE LOAN AGREEMENT, AND THE OTHER LOAN PAPERS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

BORROWER:	WHITE DENTAL SUPPLY, INC.

	Signed:	/s/ Nancy White
	By:	Nancy White
	Title:	President